Exhibit 10.27

Letter Agreement Counter Parties

Name	Title	Date Signed
Heilmann, P.	SVP, Chief Legal Officer	October 23, 2014
Lauer, J.	SVP, Ocean Services	April 6, 2015
Stuck, K.	Vice President and Controller	May 11, 2018
Dreyfus, B.	Senior Vice President	February 27, 2020
Cerocke, G.	Senior Vice President	February 25, 2021
Gao, Q.	Senior Vice President	February 25, 2021
Kinney, R.	Senior Vice President	February 27, 2020
Rascon, L.	Senior Vice President	February 25, 2021
Scott, C.	Senior Vice President	February 25, 2021
Sullivan, J.	Senior Vice President	February 27, 2020